Exhibit 99.1

NEWS RELEASE

Contacts:

CyberSource Corporation

Bruce Frymire

Director, Corporate Communications & Investor Relations

(650) 965-6042 or bfrymire@cybersource.com

Authorize.Net Holdings, Inc.

Timothy O’Brien

Chief Financial Officer

(508) 229-3215

CyberSource to Acquire Authorize.Net

Deal will combine two leaders in web-based payment

Stock and cash transaction valued at approximately $565 million

MOUNTAIN VIEW, Calif. and MARLBOROUGH, Mass. – June 18, 2007 – CyberSource Corporation (NASDAQ: CYBS), a leading provider of electronic payment and risk management solutions, and Authorize.Net Holdings, Inc. (NASDAQ: ANET), a leading provider of IP based payment solutions, today announced the signing of a definitive agreement whereby CyberSource will acquire Authorize.Net in a stock and cash transaction valued at approximately $565 million, as of the close of the NASDAQ Global Market System on June 15, 2007.

The acquisition joins two highly complementary businesses, positioning CyberSource to further capitalize on the growing web-based payment opportunity. Both companies are leaders in enabling e-commerce businesses to accept online payments for goods and services. CyberSource, with approximately 20,000 customers, has traditionally focused on managing payments for mid-sized and enterprise customers. Authorize.Net, with over 175,000 customers, has specialized in small businesses. Collectively, the companies processed approximately 1.1 billion transactions in 2006, representing $65 billion of e-commerce. The acquisition will enable CyberSource to provide leading payment solutions to all segments of the e-commerce industry.

“This is an investment in growth and scale,” said Bill McKiernan, CyberSource chairman and CEO. “Each company has a strong brand, processing platform and team. This combination helps secure our leadership position, and gives us more resources to bring innovative payment solutions to our customers and partners. We believe this combination creates a unique global platform to allow us to better serve the industry and positions CyberSource to support new business opportunities as more payment types migrate to web-based platforms.”

Under the agreement, Authorize.Net shareholders will receive 1.1611 shares of CyberSource common stock for every share of Authorize.Net common stock. Additionally, shareholders will receive a pro-rata share of approximately $125 million in the form of a cash payment. The agreement was approved by the boards of directors of both CyberSource and Authorize.Net. Subject to obtaining applicable shareholder approvals and satisfaction of all regulatory requirements, the transaction is expected to close in late September or early October 2007. This transaction is expected to be accretive in the fourth quarter of 2007 on a non-GAAP basis, which excludes stock-based compensation expense, a reduction in the tax allowance, the non-cash portion of the tax provision, depreciation and amortization expense, and certain non- recurring charges and income.

“Authorize.Net has been a great success story for our merchants, our partners, and our shareholders,” said Robert E. Donahue, Authorize.Net Holdings, Inc., president and CEO. “CyberSource is in an excellent position to leverage the potential of the combined businesses to further build on the successes of each company. They see the full potential in the Authorize.Net business, and they share our commitment to the continued growth of our customers and partners.”

“We believe this transaction, in the years ahead, will enable us to provide even better support for our channel partners and customers,” said Roy Banks, president, Authorize.Net Corp. “We expect this combination of resources to bring new and innovative payment solutions to market faster and more successfully than either company could independently.”

Bill McKiernan will remain Chairman and CEO of the combined entity, Scott Cruickshank will remain President and COO of CyberSource, and Roy Banks will remain President of Authorize.Net.

Upon the close of the transaction, Robert Donahue, currently a member of the board of directors of Authorize.Net Holdings, Inc., will join the board of directors of CyberSource. In conjunction with the anticipated transaction, Scott Cruickshank, president and COO of CyberSource, has agreed to resign from the board of directors of CyberSource.

Goldman Sachs & Co. served as financial advisor to CyberSource, and Jefferies Broadview, a division of Jefferies & Co., served as financial advisor to Authorize.Net for this transaction.

Conference Call

CyberSource and Authorize.Net will host a conference call for financial analysts and investors today, June 18, 2007 at 4:30 p.m. Eastern time (1:30 p.m. Pacific time). The call can be accessed in either of the following ways:

Live conference call

Dial 888-542-8515 (U.S. and Canada) 706-634-2163 (International). The call’s ID number is: 9792614. A taped replay of this call will be available through June 28, 2007. The dial-in numbers for the taped replay are 800-642-1687 (U.S.) 706-645-9291 (local or international). The call’s ID number is 9792614.

Live web cast

http://www.cybersource.com/cgi-bin/ir.pl

A replay of this web cast will remain available at this location through June 28, 2007.

About CyberSource

CyberSource Corporation is a leading provider of electronic payment and risk management solutions. CyberSource solutions enable electronic payment processing for Web, call center, and POS environments. CyberSource also offers industry leading risk management solutions for merchants accepting card-not-present transactions. CyberSource Professional Services designs, integrates, and optimizes commerce transaction processing systems. Approximately 20,000 businesses use CyberSource solutions, including half the companies comprising the Dow Jones Industrial Average. The company is headquartered in Mountain View, California, and has sales and service offices in Japan, the United Kingdom, and other locations in the United States. For more information, please visit CyberSource’s web site at www.cybersource.com or email info@cybersource.com.

About Authorize.Net

Authorize.Net provides secure, reliable, Internet Protocol (IP) based payment gateway solutions that enable merchants to authorize, settle and manage electronic transactions anytime, anywhere, via websites, at retail, mail order/telephone order (MOTO) call centers and on wireless devices. In addition to its payment solutions, Authorize.Net offers extensive value-add products designed to help merchants manage their business, fight fraud, and improve profitability. Authorize.Net is sold through an extensive network of partners that offer its IP-based payment services to their merchant customers. For more information, please visit Authorize.Net’s web site at www.authorize.net.

“Safe Harbor” statement under the Private Securities Litigation Reform Act of 1995

Statements in this release that are not purely historical are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, including, without limitation, statements regarding the company’s expectations, objectives, anticipations, plans, hopes, beliefs, intentions or strategies regarding the future. Forward-looking statements in this release include, without limitation, statements regarding: (1) the two businesses being highly complementary; (2) the acquisition enabling CyberSource to provide leading solutions to all segments of the e-commerce industry; (3) the acquisition being an investment in growth and scale; (4) strength of each company’s brand, processing platform and team; (5) combination helping secure CyberSource’s leadership position; (6) ability of the combined company to bring innovative payment solutions; (7) the acquisition creating a unique global platform; (8) the transaction being accretive in the fourth quarter of 2007 on a non-GAAP basis; (9) Authorize.Net being a great success story for merchants, partners, and shareholders; (10) potential of the combined company; (11) ability of the combined company to provide better support; and, (12) the combination bringing innovative payment solutions to market faster and more successfully. Risks, uncertainties and assumptions include the possibility that development of these products and services may not proceed as planned; that the merger does not close or that the companies may be required to modify aspects of the transaction to achieve regulatory approval; or that prior to the closing of the proposed merger, the businesses of the companies suffer due to uncertainty; that the parties are unable to successfully execute their integration strategies or achieve planned synergies; other risks that are described from time to time in CyberSource’s and Authorize.Net Holdings, Inc.’s Securities and Exchange Commission reports (including, but not limited to, CyberSource’s annual report on Form 10-K for the year ended December 31, 2006, and Authorize.Net’s Form 10-K for the year ended December 31, 2006, and subsequently filed reports). If any of these risks or uncertainties materializes or any of these assumptions proves incorrect, CyberSource’s or Authorize.Net’s results could differ materially from CyberSource’s or Authorize.Net’s expectations in these statements. Neither CyberSource nor Authorize.Net assume any obligation and they do not intend to update these forward-looking statements.

Additional Information and Where to Find It

CyberSource and Authorize.Net will file a joint proxy statement/prospectus with the SEC in connection with the proposed merger. Investors and security holders are urged to read the joint proxy statement/prospectus when it becomes available and any other relevant documents filed with the SEC because they will contain important information. Investors and security holders will be able to obtain these documents free of charge at the website maintained by the SEC at www.sec.gov. In addition, documents filed with the SEC by CyberSource are available free of charge by contacting Investor Relations, CyberSource Corporation, 1295 Charleston Road, Mountain View, California 94043-1307, (650) 965-6000, and documents filed with the SEC by Authorize.Net are available free of charge by contacting Investor Relations, Authorize.Net Holdings, Inc., 293 Boston Post Road, West #220, Marlborough, MA 01752, (866) 916-7380.

Participants in Solicitation

CyberSource and Authorize.Net, and their respective directors, executive officers and other possible employees and advisors, may be deemed to be participants in the solicitation of proxies from the stockholders of CyberSource and Authorize.Net in connection with the merger and related items. Information regarding the directors and executive officers of CyberSource and their ownership of CyberSource shares is set forth in the proxy statement for CyberSource’s 2007 annual meeting of stockholders, which was filed with the SEC on April 9, 2007. Information regarding the directors and executive officers of Authorize.Net and their ownership of Authorize.Net stock is set forth in the proxy statement for Authorize.Net’s 2007 annual meeting of stockholders, which was filed with the SEC on April 30, 2007. Investors may obtain additional information regarding the interests of those participants by reading the proxy statement/prospectus when it becomes available.